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     PAGE 3

                                                                FMC Corporation
                                                                Quarterly Report
                                                                on Form 10-Q for
                                                                March 31, 1999



Exhibit 12   Computation of Ratios of Earnings to Fixed Charges
             --------------------------------------------------
             (In millions, except ratio data)
             --------------------------------

                                                Three Months Ended
                                                     March 31,
                                             ------------------------
                                               1999            1998
                                               ----            ----
Earnings:

 Income before income taxes and
  cumulative effect of change in
  accounting principle                         $40.8           $36.2
 Minority interests                              0.6             0.9
 Undistributed earnings of
  affiliates                                     0.5            (2.8)
 Interest expense and amortization
  of debt discount, fees and expenses           30.2            26.7
 Amortization of capitalized interest            0.7             1.5
 Interest included in rental expense             4.0             3.6
                                               -----           -----
Total earnings                                 $76.8           $66.1
                                               =====           =====


Fixed charges:

 Interest expense and amortization
  of debt discount, fees and expenses          $30.2           $26.7
 Interest capitalized as part of
  fixed assets                                   0.7             1.5
 Interest included in rental expense             4.0             3.6
                                               -----           -----
Total fixed charges                            $34.9           $31.8
                                               =====           =====


Ratio of earnings to fixed charges              2.2x            2.1x
                                                ====            ====